Exhibit 21.1

LIST OF SUBSIDIARIES OF OTELCO INC.

EXACT NAME OF SUBSIDIARY AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Brindlee Holdings LLC	Delaware

Brindlee Mountain Telephone Company	Alabama

Blountsville Telephone Company Inc.	Alabama

Communications Design Acquisition Corp.	Delaware

CRC Communications of Maine, Inc.	Delaware

Granby Holdings, Inc.	Delaware

Hopper Holding Company, Inc.	Alabama

Hopper Telecommunications Company, Inc.	Alabama

Imagination, Inc.	Missouri

Mid-Maine Communications, Inc.	Delaware

Mid-Maine Telecom, Inc.	Maine

Mid-Maine TelPlus	Maine

Mid-Missouri Holding Corp.	Delaware

Mid-Missouri Telephone Corp.	Missouri

Otelco Telecommunications LLC	Delaware

Otelco Telephone LLC	Delaware

Page & Kiser Communications, Inc.	Alabama

Pine Tree Holdings, Inc.	Delaware

Saco River Telegraph and Telephone Company	Delaware

The Granby Telephone & Telegraph Company of Massachusetts, Inc.	Massachusetts

The Pine Tree Telephone and Telegraph Co., Inc.	Maine

EXACT NAME OF SUBSIDIARY AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION

War Acquisition Corp. (d.b.a. War Telephone Co.)	Delaware

War Holdings, Inc.	Delaware